                                                                     EXHIBIT 2.2


                                                                  EXECUTION COPY
                                                                  --------------




                            STOCK PURCHASE AGREEMENT



                                      AMONG



                               CUMULUS MEDIA INC.



                                       AND



                 M&F CALENDAR HOLDINGS, L.P., KEVIN C. WHITMAN,


            NASSAU CAPITAL PARTNERS L.P., NAS PARTNERS I L.L.C., AND


                               PHILIP J. GIORDANO






                                  JUNE 15, 1999



                                TABLE OF CONTENTS

                                                                                                               PAGE

                  1.  PURCHASE AND SALE OF TARGET SHARES..........................................................1
                      ----------------------------------
                           (a)  BASIC TRANSACTION.................................................................1
                           (b)  PURCHASE PRICE....................................................................2
                           (c)  EARNEST MONEY DEPOSIT.............................................................2
                           (d)  THE CLOSING.......................................................................2
                           (e)  DELIVERIES AT THE CLOSING.........................................................2
                           (f)  NONCOMPETITION AGREEMENT..........................................................2
                           (g)  RETAINAGE AGREEMENT...............................................................2

                  2.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS...............................................3
                      ---------------------------------------------
                           (a)  AUTHORIZATION OF TRANSACTION......................................................3
                           (b)  NONCONTRAVENTION..................................................................3
                           (c)  BROKERS' FEES.....................................................................3
                           (d)  COMPANY SHARES....................................................................4

                  3.  REPRESENTATIONS AND WARRANTIES OF THE BUYER.................................................4
                      -------------------------------------------
                           (a)  ORGANIZATION OF THE BUYER.........................................................4
                           (b)  AUTHORIZATION OF TRANSACTION......................................................4
                           (c)  NONCONTRAVENTION..................................................................4
                           (d)  BROKERS' FEES.....................................................................5
                           (e)  FINANCING.........................................................................5

                  4.  REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY.......................................5
                      -----------------------------------------------------
                           (a)  ORGANIZATION, QUALIFICATION, AND CORPORATE POWER..................................5
                           (b)  CAPITALIZATION....................................................................6
                           (c)  NONCONTRAVENTION..................................................................8
                           (d)  FINANCIAL STATEMENTS..............................................................8
                           (e)  SUBSEQUENT EVENTS.................................................................9
                           (f)  UNDISCLOSED LIABILITIES..........................................................11
                           (g)  TAX MATTERS......................................................................11
                           (h)  TANGIBLE ASSETS..................................................................12
                           (i)  OWNED REAL PROPERTY..............................................................13
                           (j)  REAL PROPERTY LEASES.............................................................14
                           (k)  INTELLECTUAL PROPERTY............................................................15
                           (l)  CONTRACTS........................................................................15
                           (m)  FCC LICENSES AND COMPLIANCE WITH FCC REQUIREMENTS................................16
                           (n)  INSURANCE........................................................................17
                           (o)  LITIGATION.......................................................................17
                           (p)  EMPLOYEES........................................................................17




                           (q)  NOTES AND ACCOUNTS RECEIVABLE....................................................18
                           (r)  POWERS OF ATTORNEY...............................................................18
                           (s)  EMPLOYEE BENEFITS................................................................19
                           (t)  LEGAL COMPLIANCE.................................................................20
                           (u)  CERTAIN BUSINESS RELATIONSHIPS WITH THE
                                    COMPANY AND ITS SUBSIDIARIES.................................................21
                           (v)  ADVERTISING CONTRACTS............................................................21
                           (w)  DISCLOSURE.......................................................................21

                  5.  PRE-CLOSING COVENANTS......................................................................21
                      ---------------------
                           (a)  GENERAL..........................................................................21
                           (b)  TRANSFER APPLICATIONS............................................................21
                           (c)  HART SCOTT RODINO NOTIFICATION...................................................22
                           (d)  NOTICES AND CONSENTS.............................................................22
                           (e)  OPERATION OF BUSINESS............................................................23
                           (f)  EMPLOYEES........................................................................23
                           (g)  ADVERTISING OBLIGATIONS..........................................................23
                           (h)  OPERATING STATEMENTS.............................................................23
                           (i)  CONTRACTS........................................................................23
                           (j)  OPERATION OF STATIONS............................................................24
                           (k)  CREDIT AND RECEIVABLES...........................................................24
                           (l)  PRESERVATION OF BUSINESS.........................................................24
                           (m)  ACCESS AND CONSULTATION..........................................................24
                           (n)  NOTICE OF DEVELOPMENTS...........................................................24
                           (o)  EXCLUSIVITY......................................................................25
                           (p)  TITLE INSURANCE..................................................................25
                           (q)  SURVEYS..........................................................................25
                           (r)  ENVIRONMENTAL ASSESSMENTS........................................................25
                           (s)  CONTROL OF STATIONS..............................................................26
                           (t)  RISK OF LOSS.....................................................................27
                           (u)  SCHEDULE UPDATES.................................................................27

                  6.  CONDITIONS TO OBLIGATION TO CLOSE..........................................................29
                      ---------------------------------
                           (a)  CONDITIONS TO OBLIGATION OF THE BUYER............................................29
                           (b)  CONDITIONS TO OBLIGATION OF THE SELLERS..........................................30

                  7.  POST-CLOSING COVENANTS.....................................................................31
                      ----------------------
                           (a)  GENERAL..........................................................................32
                           (b)  LITIGATION SUPPORT...............................................................32
                           (c)  TRANSITION.......................................................................32
                           (d)  CONFIDENTIALITY..................................................................32
                           (e)  RETAINAGE ADJUSTMENT.............................................................33

                                      -ii-


                  8.  REMEDIES FOR BREACHES OF THIS AGREEMENT....................................................33
                      ---------------------------------------
                           (a)  SURVIVAL.........................................................................33
                           (b)  INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF THE BUYER..........................33
                           (c)  INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF THE SELLERS........................34
                           (d)  MATTERS INVOLVING THIRD PARTIES..................................................34
                           (e)  SPECIFIC PERFORMANCE OF BUYER....................................................35
                           (f)  LIQUIDATED DAMAGES FOR SELLER....................................................35
                           (g)  OTHER PROVISIONS.................................................................36
                           (h)  ARBITRATION......................................................................36

                  9.   DEFINITIONS...............................................................................36
                       -----------
                  10.  TERMINATION...............................................................................42
                       -----------
                           (a)  TERMINATION OF AGREEMENT.........................................................42
                           (b)  EFFECT OF TERMINATION............................................................42

                  11.  STOCKHOLDER REPRESENTATIVE................................................................43
                       --------------------------
                           (a)  APPOINTMENT OF STOCKHOLDER REPRESENTATIVE........................................43
                           (b)  POWERS INCLUDED..................................................................43
                           (c)  DECISION CONCLUSIVE..............................................................44
                           (d)  FEES AND EXPENSES................................................................44

                  12.  MISCELLANEOUS.............................................................................44
                       -------------
                           (a)  SURVIVAL.........................................................................44
                           (b)  PRESS RELEASES AND ANNOUNCEMENTS.................................................44
                           (c)  NO THIRD PARTY BENEFICIARIES.....................................................44
                           (d)  ENTIRE AGREEMENT.................................................................44
                           (e)  SUCCESSION AND ASSIGNMENT........................................................45
                           (f)  COUNTERPARTS.....................................................................45
                           (g)  HEADINGS.........................................................................45
                           (h)  NOTICES..........................................................................45
                           (i)  GOVERNING LAW....................................................................47
                           (j)  AMENDMENTS AND WAIVERS...........................................................47
                           (k)  SEVERABILITY.....................................................................47
                           (l)  EXPENSES.........................................................................47
                           (m)  CONSTRUCTION.....................................................................47
                           (n)  INCORPORATION OF EXHIBITS AND SCHEDULES..........................................48
                           (o)  SUBMISSION TO JURISDICTION.......................................................48


                                LIST OF EXHIBITS

Exhibit A................Form of Earnest Money Escrow Agreement
Exhibit A-1..............Form of Letter of Credit
Exhibit B................Form of Noncompetition Agreement
Exhibit C................Form of Retainage Agreement
Exhibit D................Form of Opinion of Counsel to the Seller
Exhibit E................Form of Opinion of Counsel to the Buyer

Schedule A...............Purchase Price


                              DISCLOSURE SCHEDULES

DESCRIPTION                                                                                      SECTION REFERENCE
-----------                                                                                      -----------------


Company Shares..........................................................................................2(d)
Directors and Officers..................................................................................4(a)
Financial Statements....................................................................................4(d)
Subsequent Events.......................................................................................4(e)
Tangible Assets.........................................................................................4(h)
Owned Real Property.....................................................................................4(i)
Real Property Leases....................................................................................4(j)
Intellectual Property...................................................................................4(k)
Contracts...............................................................................................4(l)
FCC Licenses............................................................................................4(m)
Insurance...............................................................................................4(n)
Litigation..............................................................................................4(o)
Employees...............................................................................................4(p)
Employee Benefits.......................................................................................4(s)
Business Relationships..................................................................................4(u)
Advertising Contracts...................................................................................4(x)


                            STOCK PURCHASE AGREEMENT

         This Agreement ("Agreement") entered into as of June 15, 1999, by and among CUMULUS MEDIA INC., an Illinois corporation (the "Buyer"); and M&F CALENDAR HOLDINGS, L.P., a Delaware limited partnership ("M&F"), KEVIN C. WHITMAN, an individual resident of California ("Whitman"), NASSAU CAPITAL PARTNERS L.P., a Delaware limited partnership ("Nassau"), NAS PARTNERS I L.L.C., a Delaware limited liability company ("NAS"), (M&F, Whitman, Nassau and NAS are herein collectively referred to as the "Calendar Shareholders") and PHILIP J. Giordano, an individual resident of New Jersey ("Giordano") (the Calendar Shareholders and Giordano are collectively referred to as the "Sellers"). The Buyer and the Sellers are referred to collectively herein as the "Parties."

                                 R E C I T A L S

         The Calendar Shareholders in the aggregate own all of the outstanding capital stock of CALENDAR BROADCASTING, INC., a Delaware corporation (the "Company" or "Calendar"). Calendar and Giordano own all of the outstanding capital stock of the Holding Companies (as hereinafter defined). Calendar, indirectly through subsidiaries, owns and operates radio stations KBFM-FM (licensed to Edinburg, TX); KTEX-FM (licensed to Brownsville, TX); WBLX-FM (licensed to Mobile, AL); WDLT-FM (licensed to Chicksaw, AL); and WDLT-AM (licensed to Fairhope, AL) (collectively the "Stations").

         This Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, all of the outstanding capital stock of the Company and all of Giordano's capital stock of the Holding Companies in return for cash.

         Certain capitalized terms used herein are defined in Section 9 below.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1.  PURCHASE AND SALE OF TARGET SHARES.

                  (a) BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to the Buyer, all of his or its Company Shares or Holding Companies Shares, as applicable, for the consideration specified below in this Section 1.

                  (b) PURCHASE PRICE. The Buyer agrees to pay to the Calendar Shareholders, as consideration for all of the outstanding Company Shares, and to

Giordano, as consideration for his Holding Companies Shares, the Purchase Price described in Schedule A to this Agreement. The Purchase Price shall be allocated among the Sellers in proportion to their respective holdings of Company Shares or Holding Companies Shares, as applicable, as set forth in Section 1(b) of the Disclosure Schedule.

                  (c) EARNEST MONEY DEPOSIT. On the date of this Agreement, the Buyer will deposit with the Earnest Money Escrow Agent the amount of One Million Eight Hundred Thousand and no/100 Dollars ($1,800,000.00) (the "Earnest Money Deposit") in the form of an irrevocable letter of credit of Lehman Commercial Credit Corp. in favor of the Sellers, in the form attached as Exhibit A-1, to be held pursuant to the earnest money escrow agreement ("Earnest Money Escrow Agreement") attached hereto as Exhibit A.

                  (d) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at a mutually agreeable location, commencing at 9:00 a.m. local time on the date set by the Buyer not earlier than the fifth business day or later than the tenth business day after the FCC approval of the Transfer Application becomes a Final Order and all other conditions to the obligations of the Parties to consummate the transactions contemplated hereby have been satisfied or waived (other than those conditions which, by their nature, are satisfied only at Closing), or such other date as the Parties may mutually determine (the "Closing Date").

                  (e) DELIVERIES AT THE CLOSING. At the Closing, (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6(a) below, (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in Section 6(b) below, (iii) each of the Sellers will deliver to the Buyer stock certificates representing all of his, her or its Company Shares or Holding Companies Shares, as applicable, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to each of the Sellers the consideration specified in Section 1(b) above.

                  (f) NONCOMPETITION AGREEMENT. On the Closing Date, Giordano shall execute and M&F shall cause John J. Murphy, Jr. to execute a Noncompetition Agreement with the Buyer in the form attached hereto as Exhibit B (the "Noncompetition Agreement"), which shall include a covenant not to compete with the Buyer in the markets served by the Stations.

                  (g) RETAINAGE AGREEMENT. Concurrent with the execution of this Agreement, the Stockholder Representative and Buyer shall execute the Retainage Agreement in the form attached hereto as Exhibit C, which shall provide for the retention of a portion of the Purchase Price by the Retainage Agent under the terms and conditions set forth in that Agreement.

         2. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each of the Sellers represents and warrants to the Buyer that the statements contained in this
Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 2) with respect to himself or itself, except as set forth in the Disclosure Schedule accompanying this Agreement (which Disclosure Schedule may be updated by Sellers between the date of this Agreement and the Closing Date to reflect matters first arising or discovered during such period and which affect the accuracy of the representations and warranties, as provided in Section 5(v) below) (the "Disclosure Schedule") corresponding to the lettered and numbered sections of this Section 2.

                  (a) AUTHORIZATION OF TRANSACTION. Such Seller has full power and authority to execute and deliver this Agreement and to perform its, his or her obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such Seller, enforceable against such Seller in accordance with its terms and conditions, except to the extent limited by bankruptcy, insolvency, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights or by general equitable principles. Such Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, other than Transfer Assignment Applications described in Section 5(b).

                  (b) NONCONTRAVENTION. Neither such Seller's execution and the delivery of this Agreement, nor (assuming the receipt of all necessary regulatory approvals) the consummation of the transactions contemplated hereby, or the performance of its, his or her obligations hereunder, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which such Seller is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which such Seller is a party or by which he or it is bound or to which any of his or its assets is subject.

                  (c) BROKERS' FEES. Sellers have the exclusive responsibility for the fee owed to Bergner & Company and to any other broker retained by the Sellers or the Company with respect to the transactions contemplated herein, which shall be paid at Closing by the Sellers.

                  (d) COMPANY SHARES. Such Calendar Shareholder holds of record and owns beneficially the number of Company Shares and Giordano holds of record and owns beneficially the number of shares of the Holding Companies set forth next to his or its name in Section 2(d) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), claims, Taxes, Security Interests, options, warrants, rights, contracts, calls, commitments, equities, and demands except for those in favor of FINOVA, all of which FINOVA will release in full upon payment by the Buyer at Closing of all amounts owed to FINOVA, as provided in Schedule A to this Agreement. Such Seller is not a party to any option, warrant, right, contract, call, put, or other agreement or commitment providing for the disposition or acquisition of any capital stock of the Company (other than this Agreement). Such Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company or any Holding Company.

         3. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Sellers that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

                  (a) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois.

                  (b) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms and conditions, except to the extent limited by bankruptcy, insolvency, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights or by general equitable principles.

                  (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor (assuming the receipt of all necessary regulatory approvals) the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 1 above), will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the charter or bylaws of the Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets are subject. Other than with respect to the Transfer Application, the Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

                  (d) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Sellers could become liable or obligated.

                  (e) FINANCING. The Buyer has available to it and will continue to have available to it on the Closing Date sufficient funds to pay the Purchase Price.

         4. REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY AND SUBSIDIARIES. The Sellers represent and warrant to the Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, except as set forth in the Disclosure Schedule (which Disclosure Schedule may be updated by Sellers between the date of this Agreement and the Closing Date to reflect matters first arising or discovered during such period and which affect the accuracy of the representations and warranties, as provided in Section 5(v) below). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

                  (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of the Company. The Sellers have delivered to the Buyer correct and complete copies of the charter and bylaws of the Company (as amended to date). The minute books containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors, the stock certificate books, and the stock record books of the Company are correct and complete in all material respects. The Company is not in default under or in violation of any provision of its charter or bylaws in any material respect. The Subsidiaries of the Company are disclosed on
Section 4(a) of the Disclosure Schedule. Each of the representations and warranties in this Section 4(a) applies to each of the Subsidiaries of the Company as if set forth separately herein. Other than as disclosed in
Section 4(a) of the Disclosure Schedule, the Company does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Company.

                  (b)  CAPITALIZATION.

                           (i) The entire authorized capital stock of the
Company consists of 30,000 shares of Calendar Common Stock, of which 6,783.333 shares are issued and outstanding, and 1,550 shares of Calendar Preferred Stock, of which 1,550 shares are issued and outstanding. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers as set forth in Section 2(d) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition, or acquisition of any of its capital stock, except as set forth in the certificate of incorporation of the Company. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to the Company. There are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the capital stock of the Company.

                           (ii) The entire authorized capital stock of April
Holding consists of 10,000 shares of common stock, of which 7,000 shares are issued and outstanding. All of the issued and outstanding shares of common stock of April Holding have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Company and Giordano, in the amounts set forth in Section 2(d) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which the April Holding is a party or which are binding upon April Holding providing for the issuance, disposition, or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to April Holding. There are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the capital stock of April Holding.

                           (iii) The entire authorized capital stock of May
Holding consists of 10,000 shares of common stock, of which 5,120 shares are issued and outstanding. All of the issued and outstanding shares of common stock of May Holding have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Company and Giordano, in the amounts set forth in Section 2(d) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which the May Holding is a party or which are binding upon May Holding providing for the issuance, disposition, or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to May Holding. There are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the capital stock of May Holding.

                           (iv) The entire authorized capital stock of July
Holding consists of 10,000 shares of common stock, of which 2,528.409 shares are issued and outstanding. All of the issued and outstanding shares of common stock of July Holding have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Company and Giordano, in the amounts set forth in Section 2(d) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which the July Holding is a party or which are binding upon July Holding providing for the issuance, disposition, or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to July Holding. There are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the capital stock of July Holding.

                           (v) The entire authorized capital stock of April
Broadcasting consists of 10,000 shares of common stock, of which 7,000 shares are issued and outstanding and all of which are owned, beneficially and of record, by April Holding. All of the issued and outstanding shares of common stock of April Broadcasting have been duly authorized, are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which April Broadcasting is a party or which are binding upon April Broadcasting providing for the issuance, disposition, or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to April Broadcasting.

                           (vi) The entire authorized capital stock of May
Communications consists of 10,000 shares of common stock, of which 1,000 shares are issued and outstanding and all of which are owned, beneficially and of record, by May Holding. All of the issued and outstanding shares of common stock of May Communications have been duly authorized, are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which May Communications is a party or which are binding upon May Communications providing for the issuance, disposition, or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to May Communications.

                           (vii) The entire authorized capital stock of July
Broadcasting consists of 10,000 shares of common stock, of which 2,225 shares are issued and outstanding and all of which are owned, beneficially and of record, by July Holding. All of the issued and outstanding shares of common stock of July Broadcasting have been duly authorized, are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which July Broadcasting is a party or which are binding upon July Broadcasting providing for the issuance, disposition, or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to July Broadcasting.

                  (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement by Sellers, nor (assuming receipt of all necessary regulatory approvals) the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Company or any Subsidiary is subject or any provision of the charter or bylaws of the Company or any Subsidiary or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Company or any Subsidiary is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), in each case which would reasonably be expected to result in a Material Adverse Effect. Other than with respect to the Transfer Application, neither the Company nor any Subsidiary need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

                  (d) FINANCIAL STATEMENTS. The following financial statements have been provided to Buyer and are included in Section 4(d) of the Disclosure Schedules (collectively the "Financial Statements"): (i) consolidated audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1997 and December 31, 1998 (the "Most Recent Fiscal Year End"), for the Company and its Subsidiaries; and (ii) consolidated unaudited statements of income and cash flow, as of and for each month during 1998 and 1999 (through April) for the Company and its Subsidiaries. The Financial Statements have been prepared in accordance with GAAP (subject to, in the case of the unaudited financial statements (y) the lack of footnote disclosures and (z) charges resulting from normal year-end audit adjustments) applied on a consistent basis throughout the periods covered thereby, and fairly present, in all material respects, the financial position and results of operation of the Company and are consistent in all material respects with the books and records of the Company and its Subsidiaries as of the dates thereof and for the periods covered thereby. The allowance for uncollectable accounts receivable set forth in the Financial Statements for the Most Recent Fiscal Year End are reasonable in light of the prior collection history of the Company and its Subsidiaries, and conform to all applicable requirements of GAAP.

                  (e) SUBSEQUENT EVENTS. Since January 1, 1999, except as set forth in Section 4(e) of the Disclosure Schedule:

                           (i) neither the Company nor any Subsidiary has sold,
leased, transferred, or assigned any of its material assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                           (ii) neither the Company nor any Subsidiary has
entered into any contract, lease, sublease, license, or sublicense (or series of related contracts, leases, subleases, licenses, and sublicenses) outside the Ordinary Course of Business;

                           (iii) no party has accelerated, terminated, modified,
or cancelled any contract, lease, sublease, license, or sublicense (or series of related contracts, leases, subleases, licenses, and sublicenses) involving more than $5,000 to which the Company or any Subsidiary is a party or by which it is bound;

                           (iv) no Security Interest has been imposed upon any
of the Company's or any Subsidiary's assets, tangible or intangible;

                           (v) neither the Company nor any Subsidiary has made
any capital expenditure (or series of related capital expenditures) outside the Ordinary Course of Business;

                           (vi) neither the Company nor any Subsidiary has made
any capital investment in, any loan to, or any acquisition of the securities or assets of any other person (or series of related capital investments, loans, and acquisitions) outside the Ordinary Course of Business;

                           (vii) neither the Company nor any Subsidiary has
created, incurred, assumed, or guaranteed any indebtedness (including capitalized lease obligations) outside the Ordinary Course of Business;

              (VIII) neither the Company nor any Subsidiary has delayed or postponed (beyond its normal practice) the payment of accounts payable and other Liabilities;

              (IX) neither the Company nor any Subsidiary has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) outside the Ordinary Course of Business;

              (X) neither the Company nor any Subsidiary has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

              (XI) neither the Company nor any Subsidiary has experienced any action adversely affecting the FCC Licenses;

              (XII) neither the Company nor any Subsidiary has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business giving rise to any claim or right on its part against the person or on the part of the person against it;

              (XIII) outside the Ordinary Course of Business, neither the Company nor any Subsidiary has terminated or entered into any employment arrangement, employment contract, consulting contract or severance agreement or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

              (XIV) neither the Company nor any Subsidiary has granted any increase outside the Ordinary Course of Business in the base compensation of any of its directors, officers, and employees;

              (XV) neither the Company nor any Subsidiary has adopted any (A) bonus, (B) profit-sharing, (C) incentive compensation, (D) pension, (E) retirement, (F) medical, hospitalization, life, or other insurance, (G) severance, or (H) other plan, contract, or commitment for any of its directors, officers, and employees, or modified or terminated any existing such plan, contract, or commitment;

              (XVI) outside the Ordinary Course of Business, neither the Company nor any Subsidiary has made any other change in employment terms for any of its directors, officers, and employees;

              (XVII) neither the Company nor any Subsidiary has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

              (XVIII) neither the Company nor any Subsidiary has materially altered its credit and collection policies or its accounting policies;

              (XIX) neither the Company nor any Subsidiary has materially altered the programming, format or call letters of the Stations or their promotional and marketing activities, nor has the Company or any Subsidiary terminated or received notice of termination for any syndicated programming;

              (XX) neither the Company nor any Subsidiary has applied to the FCC for any modification of the FCC Licenses or failed to take any action necessary to preserve the FCC Licenses and has operated the Stations in material compliance therewith and with all FCC rules and regulations;

              (XXI) there has been no change made or authorized in the charter or bylaws of the Company or any Subsidiary;

              (XXII) neither the Company nor any Subsidiary has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion or exercise) any of its capital stock;

              (XXIII) neither the Company nor any Subsidiary has declared, set aside, or paid any dividend, distribution, or bonus with respect to its capital stock or redeemed, purchased, or otherwise acquired any of its capital stock; and

              (XXIV) neither the Company nor any Subsidiary has committed to do any of the foregoing.

         (F) UNDISCLOSED LIABILITIES. Neither the Company nor any Subsidiary has any undischarged material Liability, except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet or in the notes to the most recent audited financial statements of the Company, (ii) Liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business, (iii) Liabilities incurred in connection with the contemplated sale of the Company and the Subsidiaries, and (iv) Liabilities set forth in the Disclosure Schedules.

         (G) TAX MATTERS.

              (I) The Company and each Subsidiary has filed all Tax Returns and returns that it was required to file. All such Tax Returns that were filed were correct and complete in all respects. All Taxes owed by the Company and the Subsidiaries have been paid. Neither the Company nor any Subsidiary is currently a party to a pending Tax audit, the Company has no Knowledge of a threatened Tax audit, and neither the Company nor any Subsidiary is the beneficiary of any extension of time within which to file any Tax Return. No claim is pending by an authority in a jurisdiction where the Company or any Subsidiary does not file reports and returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company or any Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax, except for Security Interests relating to Taxes not yet due and payable.

              (II) The Company and each Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

              (III) The Company has no Knowledge that any governmental authority has sought or will seek to assess any additional Taxes for any period for which returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company or any Subsidiary either (A) claimed or raised by any governmental authority in writing or (B) as to which the Company has Knowledge. The Company has made available to Buyer for inspection true and correct copies of all federal, state, local, and foreign income Tax Returns filed with respect to the Company and the Subsidiaries for taxable periods ended on or after January 1, 1993, and all examination reports, and statements of deficiencies assessed against or agreed to by the Company or any Subsidiary since January 1, 1994. No such return has been the subject of audit. The Company has made available to the Buyer correct and complete copies of all federal income Tax Returns.

              (IV) The unpaid Taxes of the Company do not exceed the reserve for Tax Liability, if any, (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto).

              (V) Neither the Company nor any Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

              (VI) Neither the Company nor any Subsidiary is a party to any Tax allocation or sharing agreement.

         (H) TANGIBLE ASSETS. Section 4(h) of the Disclosure Schedule sets forth a listing of all material transmitter and station equipment, vehicles and other material tangible personal property used in conducting the operation and business of the Stations. Each such asset is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it is used. The Company and its

Subsidiaries own or lease all tangible assets necessary for the conduct of the operation and business of the Stations as presently conducted and as presently proposed to be conducted.

         (I) OWNED REAL PROPERTY. Section 4(i) of the Disclosure Schedule lists and describes briefly all real property that the Company and the Subsidiaries own. With respect to each such parcel of owned real property (other than the property at Wolf Ridge Road in Mobile, Alabama, which is to be transferred or sold by the Company prior to the Closing):

              (I) each of the Company and the Subsidiaries has good and marketable title to each parcel of real property owned by it, free and clear of any Security Interest, easement, covenant, or other restriction (including but not limited to leases or other agreements granting to any party the right of use or occupancy of and options or rights of first refusal to purchase), except for recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

              (II) there are no (A) pending or, to the Knowledge of the Sellers and the Company, threatened condemnation proceedings relating to the property; or (B) pending or, to the Knowledge of the Sellers and the Company, threatened litigation or administrative actions relating to the property;

              (III) the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings, towers, antennae and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, the land does not serve any adjoining property for any purpose inconsistent with the use of the land, the property is not subject to any restriction for which any permits or licenses necessary to the use thereof have not been obtained, and access to the property is provided by public right-of-way;

              (IV) all facilities have received all material approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance in all material respects with applicable laws, rules, and regulations;

              (V) there are no parties (other than the Company and its direct and indirect Subsidiaries) in possession of the parcel of real property, other than tenants under any leases disclosed in Section 4(j) of the Disclosure Schedule who are in possession of space to which they are entitled, no leases, subleases or other agreements granting to any party any right of use or occupancy or option or right of refusal with respect to any parcel of real property;

              (VI) all facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including electricity and telephone, all of which services are adequate for the operation of such facility; and

              (VII) each parcel of real property abuts on and has direct vehicular access to a public road or access to a public road.

         (J) REAL PROPERTY LEASES. Section 4(j) of the Disclosure Schedule lists all real property leased or subleased to the Company or any Subsidiary. The Company has delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 4(j) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4(j) of the Disclosure Schedule:

              (I) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect, except to the extent limited by bankruptcy, insolvency, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights or by general equitable principles;

              (II) neither the Company or any Subsidiary, as applicable, nor, to the Knowledge of the Company, any party to the lease or sublease is in breach or default (or has repudiated any provision thereof), and to the Knowledge of the Company, no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

              (III) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

              (IV) with respect to each sublease, to the Knowledge of the Company, the representations and warranties set forth in subsections (i) through
(iii) above are true and correct with respect to the underlying lease;

              (V) neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

              (VI) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses, permits and zoning approvals) required in connection with the operation thereof and have been operated and maintained in accordance in all material respects with applicable laws, rules, and regulations;

              (VII) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

              (VIII) the Company has no Knowledge of any reason why the owner of the facility leased or subleased would not have good and marketable title to the parcel of real property.

         (K) INTELLECTUAL PROPERTY. The Company and the Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all material Intellectual Property used in the operation of the businesses of the Company or Subsidiary, as applicable, as presently conducted and as presently proposed to be conducted. Each material item of Intellectual Property owned or used by the Company or any Subsidiary immediately prior to the Closing hereunder is set forth on Section 4(k) of the Disclosure Schedule and each item listed will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. To the Knowledge of Sellers and the Company, neither the Company nor any Subsidiary has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and neither the Company nor any Subsidiary has received any charge, complaint, claim, or notice alleging any such interference, infringement, misappropriation, or violation. To the Knowledge of the Sellers and the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company or any Subsidiary.

         (L) CONTRACTS. Other than Advertising Contracts, Section 4(l) of the Disclosure Schedule lists the contracts, agreements, and other written arrangements to which the Company or any Subsidiary is a party and either involving payment in excess of Five Thousand Dollars ($5,000) per year or not entered into in the Ordinary Course of Business. The Company has delivered to the Buyer a correct and complete copy of each written arrangement listed in
Section 4(l) of the Disclosure Schedule (as amended to date). With respect to each written agreement so listed:

              (I) the written arrangement is legal, valid, binding, enforceable, and in full force and effect, except to the extent limited by bankruptcy, insolvency, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and equitable limitations or by general equitable principles;

              (II) to the Knowledge of the Company, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written agreement; and

              (III) to the Knowledge of the Company, no party has repudiated any provision of the written agreement.

The written arrangements listed in Section 4(l) of the Disclosure Schedule are all of the written arrangements necessary for the conduct of the operation and business of the Stations as presently conducted and proposed to be conducted. Neither the Company nor any Subsidiary is a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in Section 4(l) of the Disclosure Schedule under the terms of this Section 4(l).

         (M) FCC LICENSES AND COMPLIANCE WITH FCC REQUIREMENTS.

              (I) All material licenses, permits, authorizations, franchises, certificates of compliance, and consents of governmental bodies, including, without limitation, the FCC Licenses, used or useful in the operation of the Stations as they are now being operated are listed in Section 4(m) of the Disclosure Schedule and are in full force and effect, are unimpaired by any acts or omissions of any Sellers, the Company, the Subsidiaries or the Company's or the Subsidiaries' employees or agents, and are free and clear of any restrictions which might limit the full operation of the Stations. No condition exists or event has occurred that permits, or after notice or lapse of time, or both, would permit, the revocation or termination of any such license, permit, consent, franchise, or authorization (other than pursuant to their express expiration date) or the imposition of any material restriction or limitation upon the operation of the Stations as now conducted. The Sellers and the Company are not aware of any reason why the FCC licenses will not be renewed in the ordinary course or revoked.

              (II) The Stations are each in compliance with the FCC's policy on exposure to radio frequency radiation. No renewal of any FCC License would constitute a major environmental action under the FCC's rules or policies. Access to the Station's transmission facilities is restricted in accordance with the policies of the FCC.

              (III) To the Knowledge of the Sellers and the Company, neither the Company nor any Subsidiary is the subject of any FCC or other governmental investigation or any notice of violation or order, or any material complaint, objection, petition to deny, or opposition issued by or filed with the FCC or any other governmental authority in connection with the operation of or authorization for the Stations, and there are no proceedings (other than rulemaking proceedings of general applicability) before the FCC or any other governmental authority that could adversely affect any of the FCC Licenses or the authorizations listed in Section 4(m) of the Disclosure Schedule.

              (IV) The Company and each Subsidiary has filed with the FCC and all other governmental authorities having jurisdiction over the Stations all material reports, applications, documents, instruments, and other information required to be filed by it, and will continue to make such filings through the Closing Date.

         (N) INSURANCE. Section 4(n) of the Disclosure Schedule sets forth a complete and accurate description of all of the Company's insurance coverage. With respect to each such insurance policy, the policy is legal, valid, binding and enforceable and in full force and effect, except to the extent limited by bankruptcy, insolvency, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights or by general equitable principles.

         (O) LITIGATION. Section 4(o) of the Disclosure Schedule sets forth each instance in which the Company or any Subsidiary: (i) is subject to any unsatisfied judgement, order, decree, stipulation, injunction, or charge; or
(ii) is a party or, to the Knowledge of the Sellers and the Company, is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the charges, complaints, actions, suits, proceedings, hearings, and investigations set forth in Section 4(o) of the Disclosure Schedule could reasonably be expected to result in a Material Adverse Effect. The Sellers and the Company have no Knowledge of any Basis for any such charge, complaint, action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company and any Subsidiary.

         (P) EMPLOYEES. Section 4(p) of the Disclosure Schedule sets forth a listing of the names, positions, job descriptions, salary or wage rates and all other forms of compensation paid for work at the Stations of each employee of Company and the Subsidiaries. To the Knowledge of the Sellers and the Company, no key employee or group of employees has any plans to terminate employment with the Company or any Subsidiary, except for Giordano and James Sack (as of Closing). Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Neither the Company nor any Subsidiary has committed any unfair labor practice. The Sellers and the Company have no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company or any Subsidiary.

         (Q) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company.

         (R) EMPLOYEE BENEFITS. Section 4(r) of the Disclosure Schedule lists all Employee Benefit Plans that the Company and the Subsidiaries maintain or have maintained, or to which the Company or any Subsidiary contributes, or has contributed for the benefit of any current or former employee of the Company or any Subsidiary. Each Employee Benefit Plan so listed is an Employee Welfare Benefit Plan and none is an Employee Pension Benefit Plan.

              (I) Each Employee Benefit Plan (and each related trust or insurance contract) complies in form and in operation in all material respects with the applicable requirements of ERISA and the Code.

              (II) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed in substantial compliance with applicable law with respect to each Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980(B) have been met in all material respects with respect to each Employee Welfare Benefit Plan to which such requirements apply. All required premium or similar payments for all periods ending prior to the Closing Date have been paid with respect to each Employee Welfare Benefit Plan that is a group health plan within the meaning of the Code Sec. 4980(B)(g)(2) and Section 607 of ERISA.

              (III) There have been no Prohibited Transactions with respect to any Employee Benefit Plan. To the Knowledge of the Company, no Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plan.

              (IV) No charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand with respect to the administration or the investment of the assets of any Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the Sellers and the Company, threatened. None of the Sellers and the Company has any Knowledge of any Basis for any such charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand.

              (V) The Company has delivered to the Buyer correct and complete copies of (A) the plan documents and summary plan descriptions, (B) the most recent Form 5500 Annual Report, and (C) all related trust agreements, insurance contracts, and other funding agreements which implement each Employee Benefit Plan.

Neither the Company nor any Subsidiary contributes to, has ever contributed to, or has ever been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan. Neither the Company nor any Subsidiary has incurred, and neither the Sellers nor the Company has any reason to expect that the Company or any Subsidiary will incur any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any Employee Pension Benefit Plan that the Company or any Subsidiary maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute. Neither the Company nor any Subsidiary maintains or has maintained or contributed, or been required to contribute to any Employee Pension Benefit Plan or Employee Welfare Benefit Plan providing health, accident, or life insurance benefits to former employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980(B)).

         (S) ENVIRONMENT, HEALTH, AND SAFETY.

              (I) The Company and each Subsidiary has complied in all material respects with all laws (including rules and regulations thereunder) of federal, state, and local governments (and all agencies thereof) concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against the Company or any Subsidiary alleging any failure to comply with any such law or regulation.

              (II) To the Knowledge of the Company, neither the Company nor any Subsidiary has any Liability (and there is no Basis related to the past or present operations, and its respective predecessors for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Sellers giving rise to any Liability) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Refuse Act of 1899, or the Emergency Planning and Community Right-to-Know Act of 1986 (each as amended), or any other law (or rule or regulation thereunder) of any federal, state, local, or foreign government (or agency thereof), concerning release or threatened release of hazardous substances, public health and safety, or pollution or protection of the environment, or for damage to any site, location, or body of water (surface or subsurface) or for illness or personal injury.

              (III) To the Knowledge of the Company, neither the Company nor any Subsidiary has any Liability (and there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Sellers giving rise to any Liability) under the Occupational Safety and Health Act, as amended, or any other law (or rule or regulation thereunder) of any federal, state, local, or foreign government (or agency thereof) concerning employee health and safety, or for any illness of or personal injury to any employee.

              (IV) To the Knowledge of the Company, the Company and each Subsidiary has obtained and has been in material compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all federal, state, local, and foreign laws (including rules, regulations, codes, plans, judgments, orders, decrees, stipulations, injunctions, and charges thereunder) relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

              (V) The Company has no Knowledge of any pollutant, contaminant, or chemical, industrial, hazardous, or toxic material or waste ever having been buried, stored, spilled, leaked, discharged, emitted, or released on any real property that the Company or any Subsidiary owns or leases. The Sellers have delivered to the Buyer a complete copy of all environmental claims, reports, studies, compliance actions or the like of the Company which are available to the Sellers or the Company with respect to any of the Real Estate.

         (T) LEGAL COMPLIANCE.

              (I) The Company and each Subsidiary has complied in all material respects with all laws (including rules and regulations thereunder) of federal, state, and local governments (and all agencies thereof), and to the Knowledge of the Sellers and the Company, no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against the Company or any Subsidiary alleging any failure to comply with any such law or regulation, including those relating to the employment of labor, employee civil rights, and equal employment opportunities and relating to antitrust matters.

              (II) The Company and each Subsidiary has filed in a timely manner all material reports, documents, and other materials it was required to file (and the information contained therein was correct and complete in all material respects) under all applicable laws (including rules and regulations thereunder). The Company and each Subsidiary has possession of all material records and documents it was required to retain under all applicable laws (including rules and regulations thereunder).

         (U) CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY AND ITS SUBSIDIARIES. Except as described in Section 4(u) of the Disclosure Schedule, none of the Sellers or their Affiliates have been involved in any business arrangement or relationship with the Company or any Subsidiary within the past twelve (12) months (other than transactions between the Company and the Subsidiaries), and none of the Sellers and their Affiliates owns any property or right, tangible or intangible, which is used in the business of the Company or any Subsidiary.

         (V) ADVERTISING CONTRACTS. Section 4(v) of the Disclosure Schedule lists the Company's and Subsidiaries' accounts receivable as of April 30, 1999.

         (W) DISCLOSURE. The representations and warranties contained in this
Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained in this Section 4 not materially misleading.

    5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (A) GENERAL. The Buyer will, and M&F and Giordano will cause the Company to, use commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Section 6 below).

         (B) TRANSFER APPLICATION. Within ten (10) business days after the execution of this Agreement, the Stockholder Representative, as agent for the Sellers, and the Buyer shall jointly file with the FCC an application for transfer or control of the Company, including its FCC Licenses, permits and authorizations pertaining to the Stations from the Sellers to the Buyer (the "Transfer Application"). The costs of the FCC filing fees in connection with the Transfer Application shall be divided equally between the Sellers and the Buyer. Each of the Buyer and the Sellers shall pay their own attorneys' fees. The costs of the Sellers for such matters shall be paid by the Company, so long as such payments are reflected in Net Working Capital as of Closing. The Stockholder Representative and the Buyer shall thereafter prosecute the Transfer Application with all reasonable diligence and otherwise use their commercially reasonable efforts to obtain the grant of the Transfer Application as expeditiously as practicable (but neither the Stockholder Representative nor the Buyer shall have any obligation to satisfy complainants or the FCC by taking any steps which would have material adverse effect upon the Buyer, the Company, or the Stations). If the FCC imposes any condition on any Party to the Transfer Application, such Party shall use commercially reasonable efforts to comply with such condition; provided that no such Party shall be required hereunder to comply with any condition that would have a material adverse effect upon the Buyer, the Company or the Stations. The Stockholder Representative and the Buyer shall jointly oppose any requests for reconsideration or judicial review of FCC approval of the Transfer Application and shall jointly request from the FCC an extension of the effective period of FCC approval of the Transfer Application if the Closing shall not have occurred prior to the expiration of the original effective period of the FCC Consent. Nothing in this Section 5(b) shall be construed to limit any Party's right to terminate this Agreement pursuant to Section 10 of this Agreement.

         (C) HART SCOTT RODINO NOTIFICATION. If legally necessary, Buyer and Stockholder Representative, as agent for the Sellers, agree that as soon as practicable, but in no event later than thirty (30) days after the date of this Agreement, each will complete the "Antitrust Improvements Act Notification and Report Form for Certain Mergers and Acquisitions" (the "HSR Form") with respect to the transactions contemplated by this Agreement and file such HSR Form with the Federal Trade Commission and the Department of Justice, as required by the Hart Scott Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "HSR Act"). Each of Buyer and the Stockholder Representative shall request early termination of the waiting period under the HSR Act and will promptly complete and file responses to all requests for additional data and information which may be made under the HSR Act. Buyer and the Stockholder Representative shall each be responsible for their costs in preparing, filing and prosecuting the HSR Form and any such responses to requests for additional data or information, and will cooperate with each other in obtaining clearance of the transactions contemplated by this Agreement under the HSR Act as promptly as is practicable. Buyer and the Sellers shall each pay one-half of the filing fee required under the HSR Act with respect to the transactions contemplated by this Agreement. The costs of Sellers for such matters shall be paid by the Company, provided that such costs are reflected in the Net Working Capital as of Closing.

         (D) NOTICES AND CONSENTS. The Stockholder Representative will give any notices to third parties, and M&F and Giordano will cause the Company to use its commercially reasonable efforts to obtain any third party consents that the Buyer reasonably may request in connection with the matters pertaining to the Company or the

Sellers disclosed or required to be disclosed in the Disclosure Schedule. Each of the Parties will take any additional action that may be necessary, proper, or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of governments, governmental agencies, and third parties that it may be required to give, make, or obtain.

         (E) OPERATION OF BUSINESS. M&F and Giordano will not cause or permit the Company to engage in any practice, take any action, embark on any course of inaction, or enter into any transaction outside the Ordinary Course of Business, except that the Company may pay the expenses related to the contemplated sale of the Company and any bonuses due to employees as a result of the sale of the Company so long as the payment of such expenses and bonuses are reflected in the Net Working Capital of the Company as of Closing. Without limiting the generality of the foregoing, the Sellers will not (and will not direct the Company to) engage in any practice, take any action, embark on any course of inaction, or enter into any transaction of the sort described in Section 4(e) above.

         (F) EMPLOYEES. Upon notice to the Stockholder Representative, and at mutually agreeable times, the Company will permit the Buyer to meet with the Company's employees prior to the Closing Date. Neither the Sellers, the Company nor the Buyer will take any action to preclude or discourage any of the Company's employees from continuing employment with the Company (other than Giordano or James Sack).

         (G) ADVERTISING OBLIGATIONS. The Company and the Subsidiaries shall satisfy its air time obligations under its Advertising Contracts for goods or services ("Barter Agreements") such that the outstanding aggregate balance owing under all Barter Agreements as of the Closing Date (taking into account both trade receivables and trade payables) shall not exceed Ten Thousand Dollars ($10,000) worth of air time. On the Closing Date, the Sellers shall deliver to the Buyer a schedule, certified by an officer of the Company, reflecting the aggregate outstanding balances under all Barter Agreements in existence as of the Closing Date.

         (H) OPERATING STATEMENTS. The Stockholder Representative shall deliver to the Buyer, for the Buyer's informational purposes only, monthly unaudited statements of operating revenues and operating expenses of the Stations with ten
(10) days after each such statement is prepared by or for the Company or the Sellers.

         (I) CONTRACTS. The Company will not without the prior written consent of the Buyer amend, change, or modify any of the contracts listed on Section 2(1) of the Disclosure Schedule in any material respect, except in the Ordinary Course of Business and except as will not have a Material Adverse Effect. The Company will not without prior written consent of the Buyer enter into any new contracts respecting the Stations or their properties, except (i) Advertising Contracts which comply with the representations and warranties pertaining to such contracts set forth in
Section 2(1) above; (ii) contracts entered into in the Ordinary Course of Business which are cancelable on not more than thirty (30) days' notice without penalty or premium; and (iii) contracts entered into in the Ordinary Course of Business each of which does not involve more than Ten Thousand Dollars ($10,000) or all of which do not involve more than Fifty Thousand Dollars ($50,000) in the aggregate.

         (J) OPERATION OF STATIONS. The Company shall operate the Stations in material compliance with the FCC Licenses and the rules and regulations of the FCC, and the FCC Licenses shall at all times remain in full force and effect. The Company shall file with the FCC all material reports, applications, documents, instruments and other information required to be filed in connection with the operation of the Stations.

         (K) CREDIT AND RECEIVABLES. The Company will follow its usual and customary policies with respect to extending credit for Advertising Contracts and with respect to collecting accounts receivable arising from such extension of credit.

         (L) PRESERVATION OF BUSINESS. M&F and Giordano will cause the Company to use its best efforts to keep its business and properties substantially intact, including its present operations, physical facilities, relationships with lessors, licensers, advertisers, suppliers, customers, and employees, all of the confidential information and trade secrets of the Stations, and the FCC Licenses.

         (M) ACCESS AND CONSULTATION. M&F and Giordano will permit and will cause the Company to permit representatives of the Buyer to have reasonable access at all reasonable times as scheduled in advance with the Company, and in a manner so as not to interfere with the normal business operations of the Stations, to all premises, properties, books, records, contracts, Tax records, and documents of or pertaining to the Company for the purpose, among other things, to review financial statements of the Company, to verify the accuracy of representations and warranties of the Sellers and the Company contained in this Agreement, and to prepare for the consummation of the transactions contemplated by this Agreement. M&F and Giordano will cause the Company to reasonably respond to questions from the Buyer's management with respect to the operations, management and business of the Stations.

         (N) NOTICE OF DEVELOPMENTS. The Stockholder Representative will give prompt written notice to the Buyer of any material development affecting the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of the Company. Each Party will give prompt written notice to the other of any material development affecting the ability of the Parties to consummate the transactions contemplated by this Agreement.

         (O) EXCLUSIVITY. The Sellers will not (and the Sellers will not cause or permit the Company to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any (A) liquidation, dissolution, or recapitalization, (B) merger or consolidation, (C) acquisition or purchase of securities or material assets (other than the Wolf Ridge Road Property), or (D) similar transaction or business combination involving the Company; or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. The Sellers will notify the Buyer immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         (P) TITLE INSURANCE. To the extent required by Buyer's lender, the Sellers will reasonably cooperate with the Buyer in connection with the Buyer's obtaining with respect to each parcel of real estate that the Company owns an owner's policy issued by a title insurer reasonably satisfactory to the Buyer and Sellers, in an amount equal to the fair market value of such real property (including all improvements located thereon). Provided that the Buyer obtains the same as an endorsement and bring-down of the existing title policies of the Company's Subsidiaries, the Sellers shall pay one-half and Buyer shall pay one-half the cost of such title policies; otherwise, the Buyer shall pay the entire cost of such title policies. The costs of the Sellers for such matters shall be paid by the Company, so long as such payments are reflected in Net Working Capital as of Closing.

         (Q) SURVEYS. With respect to each parcel of real property that the Company owns, the Sellers will reasonably cooperate with the Buyer in connection with the Buyer's procurement of, in preparation for the Closing, a current survey of the real property certified to the Buyer, prepared by a licensed surveyor and conforming to current expanded ALTA Minimum Detail Requirements for Land Title Surveys. The Sellers shall pay one-half and Buyer shall pay one-half of the reasonable cost of such Surveys. The costs of the Sellers for such matters shall be paid by the Company, so long as such payments are reflected in Net Working Capital as of Closing.

         (R) ENVIRONMENTAL ASSESSMENTS. The Sellers will reasonably cooperate with the Buyer in connection with the Buyer's obtaining with respect to each parcel of real estate that the Company or any Subsidiary owns a current Phase I environmental site assessment from an environmental consultant or engineer reasonably satisfactory to the Buyer. The Sellers shall pay one-half and the Buyer shall pay one-half of the reasonable cost of such environmental site assessments. The costs of the Sellers for such matters shall be paid by the Company, so long as such payments are reflected in Net Working Capital as of Closing.

     The Buyer will provide to the Stockholder Representative, within ninety
(90) days after the date hereof, written reports of its environmental consultants or engineers setting forth the results of their environmental assessments for each such parcel of real estate. The reports submitted to Seller under this Section 5(r) shall identify any violations of environmental law and any condition to be remedied and the actions or remediation required to bring the property into compliance with environmental laws. If the Buyer's Phase I environmental assessment recommends additional testing and Buyer begins such testing but such testing cannot be completed and reported to the Stockholder Representative within the ninety (90) day period provided for herein, the period shall be extended as reasonably required to complete such additional testing and reported to the Stockholder Representative. M&F and Giordano will cause the Company to take any and all actions to remedy the violations identified if the aggregate cost of such actions would not exceed Five Hundred Thousand Dollars ($500,000). If the aggregate cost of such actions would exceed Five Hundred Thousand Dollars ($500,000), and the Stockholder Representative indicates to Buyer that the Company does not intend to remedy all such violations, Buyer may elect to (i) terminate this Agreement by giving written notice of termination within ten (10) business days after the Buyer provides the Stockholder Representative with notice of the cost of such actions, or (ii) require the Company to complete the remediation of the violations and reimburse the Sellers for the amounts expended in excess of Five Hundred Thousand Dollars ($500,000). If the Company elects or is required under the terms hereof to take all actions to remediate each site and such actions are not fully accomplished on or before the date upon which the Closing Date would otherwise occur, Buyer may elect to postpone the Closing Date until such time as all of the actions necessary to remedy the violations identified have been fully performed in a manner and to the extent necessary to satisfy the Company's obligations, or proceed to close with a reasonable escrow established (in an amount not exceeding Five Hundred Thousand Dollars ($500,000) less amounts expended by the Company through such date) to complete such remediation post-closing. In the event the Closing Date is postponed pursuant to this Section 5(r), the Parties will cooperate to extend the time during which this Agreement must be closed as specified in the consent of the FCC.

         (S) CONTROL OF STATIONS. The transactions contemplated by this Agreement shall not be consummated until after the FCC has given its consent and approval to the Transfer Application. Between the date of this Agreement and the Closing Date, the Buyer and its employees or agents shall not directly or indirectly control, supervise, or direct, or attempt to control, supervise, or direct, the operation of the Stations, and such operation shall be the sole responsibility of and in the control of the Company.

         (T) RISK OF LOSS. The risk of loss, damage, or destruction to any of the assets of the Company shall remain with the Sellers until the Closing. In the event of any such loss, damage, or destruction the Sellers will promptly notify the Buyer of all particulars thereof, stating the cause thereof (if known) and the extent to which the cost of restoration, replacement and repair of the assets lost, damaged or destroyed will be reimbursed under any insurance policy with respect thereto. M&F and Giordano will cause the Company to repair or replace such assets as soon as possible after loss, damage or destruction thereof and shall cause the Company to use its best efforts to restore as promptly as possible transmissions as authorized in the FCC Licenses. The Closing Date shall be extended (with FCC consent, if necessary) for up to sixty
(60) days to permit such repair or replacement. If repair or replacement cannot be accomplished within sixty (60) days of the date of the Sellers' notice to the Buyer, and the Buyer determines that the Sellers' failure to repair or replace, alone or in the aggregate, would have a material adverse effect on the operation of the Stations:

              (I) the Buyer may elect to terminate this Agreement; or

              (II) the Buyer may postpone the Closing Date until such time as the property has been repaired, replaced or restored in a manner and to an extent reasonably satisfactory to the Buyer, unless the same cannot be reasonably effected within ninety (90) days of the date of the Sellers' notice to the Buyer, in which case either Party may terminate this Agreement; or

              (III) the Buyer may choose to accept the lost, damaged or destroyed assets in their "then" condition, together with the Seller's assignment to the Buyer all rights under any insurance claims covering the loss, damage or destruction and payment over to the Buyer any proceeds under any such insurance policies, previously received by the Sellers with respect thereto.

     In the event the Closing Date is postponed pursuant to this Section 5(s), the parties hereto will cooperate to extend the time during which this Agreement must be closed as specified in the consent of the FCC.

         (U) SCHEDULE UPDATES. The Stockholder's Representative, at any time and from time to time after the date of this Agreement, deliver to Buyer a revised or supplemented Disclosure Schedule (or portion thereof) updating the qualifications to Sellers' representations and warranties set forth herein to reflect new matters first arising or discovered after the date of this Agreement ("Updated Schedules"). To the extent that such Updated Schedules disclose changes which (i) are contemplated and permitted by this Agreement (e.g., new Contracts entered into as permitted under Section 5(i)), or (ii) arise as a consequence of the transaction contemplated herein (e.g., litigation commenced against the Company seeking to prevent the transaction contemplated herein from occurring) (changes described in (i) or (ii) are hereinafter referred to as "Permitted Changes"), such Updated Schedules shall be deemed to amend the Disclosure Schedule for all purposes of this Agreement and Sellers shall have no Liability to Buyer hereunder as a consequence thereof. To the extent that such Updated Schedules disclose changes other than Permitted
Changes:

              (I) each of the Sellers, severally, agrees to indemnify the Buyer, on and after the Closing, from and against any Adverse Consequences the Buyer may suffer resulting from any breach of Sellers' representations, warranties or covenants contained in this Agreement (without regard to such Schedule Updates) which are caused by any such change (so long as the Buyer makes a written claim for indemnification for same within ten (10) business days after such Schedule Update is delivered to Buyer); provided, that such indemnification shall be subject to the limitations contained in Subsections 8(b)(i) through 8(b)(iv); provided, further, that the Buyer shall not be entitled to recover from any Seller an amount under this clause (i) in excess of such Seller's Pro Rata Share of (A) One Million Eight Hundred Thousand and 00/100 Dollars ($1,800,000) less
(B) any amounts which the Company or the Sellers are required to expend to remediate environmental problems pursuant to Section 5(r); and provided, further, that indemnification claims made pursuant to this clause (i) of this
Section 5(u) shall be subject to the provisions of Sections 8(d) and (g);

              (II) if it is reasonably likely that the Buyer will suffer Adverse Consequences of more than One Million Eight Hundred Thousand and 00/100 Dollars ($1,800,000) resulting from breaches of Sellers' representations, warranties or covenants contained in this Agreement (without regard to such Schedule Updates) which are caused by any such change, Buyer may terminate this Agreement prior to Closing by giving written notice of such termination to Sellers prior to Closing (in which event Sellers shall have no Liability pursuant to the foregoing clause
(i) of this Section 5(u)); and

              (III) except for Buyer's rights pursuant to the foregoing clauses
(i) and (ii) of this Section 5(u), such Updated Schedules shall be deemed to amend the Disclosure Schedule for all purposes of this Agreement, and Sellers shall have no Liability to Buyer hereunder as a consequence thereof.

     Notwithstanding the foregoing, all matters disclosed in the environmental reports to be delivered to Sellers pursuant to Section 5(r) shall automatically be deemed to amend the Disclosure Schedule for all purposes of this Agreement, and Sellers shall have no Liability to Buyer hereunder as a consequence thereof other than pursuant to

Section 5(r), including, without limitation, any obligation to indemnify Buyer for same pursuant to clause (i) of this Section 5(u).

     6. CONDITIONS TO OBLIGATION TO CLOSE.

         (A) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

              (I) the representations and warranties set forth in Section 2 and
Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

              (II) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

              (III) the Company shall have procured all of the third party consents with respect to the contracts listed on Schedule 4(l) of the Disclosure Schedule which are designated as requiring consent as a condition to closing ;

              (IV) the Company shall have reasonably cooperated with the Buyer in procuring the title insurance commitments, surveys, and Phase I environmental site assessments described in Section 5(p) (q) and (r), respectively, above, and such commitments, surveys and environmental site assessments shall not have disclosed any matter not contained in the Disclosure Schedule which might reasonably be expected to have a Material Adverse Effect (provided that this condition shall be deemed waived by the Buyer with respect to any matter as to which the Buyer has not notified the Sellers within sixty (60) days following execution of this Agreement, regardless of whether such commitments, surveys or site assessments were completed as of such time);

              (V) no action, suit, or proceeding (other than any initiated by Buyer or any Affiliate of Buyer) shall be pending before any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) have a material adverse effect on the right of the Buyer to own, operate, or control the Company Shares, the Company or the Stations (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect), and no Civil Investigative Demand from the U.S. Department of Justice with respect to the transactions contemplated herein shall be pending;

                           (VI) the Sellers shall have delivered to the Buyer a
certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(iv) is satisfied;

                           (VII) the Transfer Applications shall have been
approved by a Final Order of the FCC; the applicable waiting period, including any extensions thereof, under the HSR Act shall have expired or been terminated; and the Buyer shall have received all governmental approvals required to transfer all other authorizations, consents, and approvals of governments and governmental agencies set forth in the Disclosure Schedule;

                           (VIII) the Buyer shall have received from counsel to
the Sellers an opinion with respect to the matters set forth in Exhibit D attached hereto, addressed to the Buyer and dated as of the Closing Date;

                           (IX) the officers and directors of the Company shall
have tendered written confirmation of their resignation of service by and for the Company and repaid or satisfied all Liabilities which they have to the Company;

                           (X) the Sellers and the Company shall have made
arrangements to pay simultaneously with the Closing of all Liabilities of the Company to FINOVA and the Subsidiaries and any other indebtedness of the Company outstanding on the Closing Date other than accounts payable and intercompany indebtedness of Calendar or any of its Subsidiaries to any other of such parties existing at the Closing Date;

                           (XI) Giordano and John J. Murphy, Jr. shall have
executed the Noncompetition Agreement; and

                           (XII) all actions in consummation of the transactions
contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer (including such instruments as may be necessary to transfer the Company's real estate at Wolf Ridge Road in Mobile, Alabama at or prior to Closing, without any adverse tax consequences to the Company other than those which would be reflected in Net Working Capital).

The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing. The Buyer specifically acknowledges that the Buyer's financing of the transaction shall not be a condition to the Buyer's obligation to close.

                  (b) CONDITIONS TO OBLIGATION OF THE SELLERS. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                           (i) the representations and warranties set forth in
Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

                           (ii) the Buyer shall have performed and complied with
all of their covenants hereunder in all material respects through the Closing;

                           (iii) no action, suit, or proceeding (other than any
initiated by any Seller or any Affiliate of a Seller) shall be pending before any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect), and no Civil Investigative Demand from the U.S. Department of Justice with respect to the transactions contemplated herein shall be pending;

                           (iv) the Buyer shall have delivered to the Sellers a
certificate to the effect that each of the conditions specified above in Section 5(b)(i)-(iii) is satisfied;

                           (v) each of the Transfer Applications shall have been
approved by a Final Order of the FCC; the applicable waiting period, including any extensions thereof, under the HSR Act shall have expired or been terminated; and the Buyer shall have received all governmental approvals required to transfer all other authorizations, consents, and approvals of governments and governmental agencies set forth in the Disclosure Schedule;

                           (vi) the Sellers shall have received from counsel to
the Buyer an opinion with respect to the matters set forth in Exhibit E attached hereto, addressed to the Sellers and dated as of the Closing Date; and

                           (vii) all actions to be taken by the Buyer in
connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

The Sellers may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

         7. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing:

                  (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). At Sellers' request, Buyer shall provide Sellers with reasonable access to such books and records of the Company as Sellers may reasonably require to comply with their tax reporting and filing obligations or for any other reasonable purpose.

                  (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

                  (c) TRANSITION. None of the Sellers will take any action that primarily is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of the Stations or the Company from maintaining the same business relationships with the Stations or the Company after the Closing as it maintained with the Stations or the Company prior to the Closing. Each of the Sellers will refer all customer inquiries relating to the business of any of the Stations to the Buyer from and after the Closing. Neither M&F nor Giordano nor any of their Affiliates will employ or offer to employ any employee of the Company in the McAllen-Brownsville, Texas or Mobile, Alabama metropolitan areas for a period of three
(3) years after the Closing Date, unless such employee has been terminated by Buyer.

                  (d) CONFIDENTIALITY. Each of the Sellers will treat and hold as confidential the Confidential Information and refrain from using any of the Confidential Information except in connection with this Agreement or in connection with any tax or other reasonably necessary purpose. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Company may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his or its reasonable efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

                  (e) RETAINAGE ADJUSTMENT. In the event and to the extent that the Buyer or the Company may become obligated to pay after the Closing any Liability of the Company that accrued prior to the Closing and was not reflected in the Net Working Capital as of Closing, such amount shall be deducted from the Retainage Deposit pursuant to the terms of the Retainage Agreement.

         8. REMEDIES FOR BREACHES OF THIS AGREEMENT.

                  (a) SURVIVAL. All of the representations and warranties of the Sellers contained in Section 4 of this Agreement (other than the representations and warranties of the Sellers contained in Sections 4(a), 4(b), 4(c), and 4(g) hereof) shall survive the Closing (even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of two (2) years following Closing. The representations and warranties of the Sellers contained in Section 2 and Sections 4(a), 4(b), 4(c) and 4(g) and the representations and warranties of the Buyer contained in Section 3 shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period equal to the applicable statute of limitations.

                  (b) INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF THE BUYER. Each of the Sellers, severally, agrees to indemnify the Buyer from and against any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any breach of any of the Seller's representations, warranties, and covenants contained in this Agreement (so long as the particular representation, warranty, or covenant survives the Closing and the Buyer makes a written claim for indemnification within the applicable survival period). Notwithstanding anything in this Agreement to the contrary, the obligation of the Sellers to indemnify the Buyer shall be subject to the following:

                           (i) The Buyer shall not be entitled to recover for
any Adverse Consequences until the aggregate of all such Adverse Consequences suffered by the Buyer exceeds $250,000 (the "Minimum Loss"). After the Minimum Loss is exceeded, the Buyer may recover the entire amount of the Adverse Consequences of Buyer, subject to Subsections (ii) and (iii) below.

                           (ii) The Buyer shall not be entitled to recover from
any Seller an amount for any Adverse Consequences relating to breaches of representations and warranties contained in Section 4 in excess of such Seller's Pro Rata Share of such Adverse Consequence. Each Seller's "Pro Rata Share" shall be equal to the percentage of the aggregate Consideration which is represented by the Consideration received by such Seller. In addition, the Buyer shall not be entitled to recover from any Seller an amount for Adverse Consequences in excess of the portion of the Consideration received by him or it.

                           (iii) The Adverse Consequences suffered by Buyer
shall be determined net of any insurance proceeds or tax benefits actually received by Buyer in connection with the condition or event giving rise to the Adverse Consequences. In the event the Buyer recovers for its Adverse Consequences from the Sellers, or the Retainage Deposit, prior to actual receipt of any insurance proceeds, the Buyer shall refund to Sellers, as applicable, the amount of the Adverse Consequences at such time and to the extent insurance proceeds are actually received.

                           (iv) The Buyer shall recover amounts for Adverse
Consequences from the Retainage Deposit prior to recovering any amounts directly from the Sellers.

                  (c) INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF THE SELLERS. The Buyer agrees to indemnify the Sellers from and against any Adverse Consequences the Sellers may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach of any of the Buyer's representations, warranties, and covenants contained in this Agreement (so long as the particular representation, warranty, or covenant survives the Closing and the Sellers make a written claim for indemnification within the applicable survival period). Notwithstanding anything in this Agreement to the contrary, the Sellers shall not be entitled to recover from the Buyer an amount for Adverse Consequences in excess of the Consideration.

                  (d) MATTERS INVOLVING THIRD PARTIES. If any third party shall notify any Party (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall notify the Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying

Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced. In the event any Indemnifying Party notifies the Indemnified Party within fifteen (15) days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, (i) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party concludes reasonably that the counsel the Indemnifying Party has selected has a conflict of interest), (iii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably), and (iv) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all Liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld unreasonably). In the event the Indemnifying Party does not notify the Indemnified Party within 15 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, however, the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate.

                  (e) SPECIFIC PERFORMANCE FOR BUYER. Each of the Parties acknowledges and agrees that the Buyer would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the Buyer shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 11(p) below), in addition to any other remedy to which it may be entitled, at law or in equity.

                  (f) LIQUIDATED DAMAGES FOR SELLERS. The Buyer and the Sellers acknowledge that in the event that the transactions contemplated by this Agreement are not closed because of a default by the Buyer, the Adverse Consequences as a result of such default may be difficult, if not impossible, to ascertain. Accordingly, in the event that the transactions contemplated by this Agreement are not consummated due to a default of this Agreement by the Buyer, then the Sellers shall be entitled to recover from the Buyer for such default, One Million Eight Hundred Thousand and no/100 Dollars ($1,800,000.00). The Parties agree that such amount represents the Parties' reasonable estimate of actual damages, and does not constitute a penalty. The Buyer agrees to pay said liquidated damages within ten (10) days of the date that this Agreement is terminated due to a default by the Buyer, or, in the event of a dispute, within ten (10) following an award in binding arbitration, pursuant to the arbitration provisions set forth in the Earnest Money Escrow Agreement and this Agreement. Sellers shall recover such amounts by instructing the Escrow Agent to draw upon the letter of credit deposited with the Earnest Money Escrow Agent (which instructions shall include a copy of the arbitration award in the event of a dispute); provided that, if the Sellers are unable to recover such amounts from the Earnest Money Deposit, for any reason, Sellers may recover such amounts from the Buyer.

                  (g) OTHER PROVISIONS. The remedies provided in Sections 8(e) and 8(f) shall be exclusive remedies of the Parties prior to the Closing for any breach of representation, warranty or covenant.

                  (h) ARBITRATION. All disputes with regard to the parties' respective entitlement to the Earnest Money Deposit or Retainage Deposit or generally with regard to any claim for indemnification shall be settled by arbitration in New York, New York, before a single arbitrator pursuant to the rules of the American Arbitration Association, and judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof. Arbitration may be initiated by either party hereto, and in the case of any claim to the Earnest Money Deposit or Retainage Deposit, using the procedures set forth in the Escrow Agreement or Retainage Agreement, respectively. Any award rendered by arbitrator shall be conclusive and binding upon the parties; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom.

         The right of the Buyer to bring suit to specifically enforce this Agreement as set forth in subsection 8(e) hereof shall not be affected by this subsection.

         9.  DEFINITIONS.

         "ADVERSE CONSEQUENCES" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including all reasonable attorneys' fees and court costs.

     "ADVERTISING CONTRACT" means any arrangement with any third party under which the Seller has created, incurred, assumed or guaranteed an obligation to provide advertising or air time on the Station.

     "AFFILIATE" means with reference to any person or entity, another person or entity controlled by, under the control of or under common control with that person or entity.

     "APRIL BROADCASTING" means April Broadcasting, Inc., a Delaware corporation and wholly owned subsidiary of April Holding.

     "APRIL HOLDING" means April Holding Corporation, a Delaware corporation.

     "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "BUYER" has the meaning set forth in the preface above.

     "CALENDAR COMMON STOCK" means the common stock, par value $.01 per share, of the Company.

     "CALENDAR PREFERRED STOCK" means the Series A Preferred Stock, par value $.01 per share, of the Company.

     "CASH" means cash and cash equivalents determined in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

     "CLOSING" has the meaning set forth in Section 1(c) above.

     "CLOSING DATE" has the meaning set forth in Section 1(c) above.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMPANY" has the meaning set forth in the Preface above.

     "COMPANY SHARE" means any share of the common stock or preferred stock of the Company.

     "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Company.

     "CONSIDERATION" means the Purchase Price less the costs associated with the sale of the Company (including, without limitation, broker fees and legal expenses) and less the repayment of amounts due to FINOVA.

     "DISCLOSURE SCHEDULE" has the meaning set forth in Section 2 above. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure
Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other items itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement.

     "EARNEST MONEY DEPOSIT" has the meaning set forth in Section 1(b) above.

     "EARNEST MONEY ESCROW AGENT" means Chase Manhattan Bank.

     "EARNEST MONEY ESCROW AGREEMENT" has the meaning set forth in Section 1(b) above.

     "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Sec.
3(2).

     "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Sec.
3(1).

     "ENTITY" means a corporation, limited liability company, partnership, limited partnership, limited liability partnership or other entity recognized by any jurisdiction within the United States.

     "ERISA" means the Employee Retirement Income Security Act of 1974 as amended.

     "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "FCC" means the Federal Communications Commission of the United States.

     "FIDUCIARY" has the meaning set forth in ERISA Sec. 3(21).

     "FINAL ORDER" means an action by the FCC as to which: (a) no request for stay by the FCC is pending, no such stay is in effect, and any deadline for filing a request for any such stay has passed; (b) no appeal, petition for rehearing or reconsideration, or application for review is pending before the FCC and the deadline for filing any such appeal, petition or application has passed; (c) the FCC has not initiated reconsideration or review on its own motion and the time in which such reconsideration or review is permitted has passed; and (d) no appeal to a court, or request for stay by a court, of the FCC's action is pending or in effect, and the deadline for filing any such appeal or request has passed.

     "FINANCIAL STATEMENTS" has the meaning set forth in Section 4(d) above.

     "FINOVA" means FINOVA Capital Corporation.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "HOLDING COMPANIES" means April Holding, May Holding, and July Holding.

     "HOLDING COMPANIES SHARES" means any share of the common stock of any of the Holding Companies.

     "INDEMNIFIED PARTY" has the meaning set forth in Section 8(d) above.

     "INDEMNIFYING PARTY" has the meaning set forth in Section 8(d) above.

     "INTELLECTUAL PROPERTY" means all (a) patents, patent applications, patent disclosures, and improvements thereto, (b) trademarks, service marks, trade dress, call letters, domain names, logos, trade names, and corporate names and registrations and applications for registration thereof, (c) all programs, programming materials, copyrights and registrations and applications for registration thereof, (d) mask works and registrations and applications for registration thereof, (e) computer software, data, and documentation, (f) trade secrets and confidential business information (including formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), market and other research information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (g) other proprietary rights, and (h) copies and tangible embodiments thereof (in whatever form or medium).

     "JOINT AND SEVERAL" has the meaning set forth in Section 10(o) below.

     "JULY BROADCASTING" means July Broadcasting, Inc., a Delaware corporation and wholly owned subsidiary of July Holding.

     "JULY HOLDING" means July Holding Corporation, a Delaware corporation.

     "KNOWLEDGE" in the case of the Company, means actual knowledge of Giordano and John J. Murphy, Jr., after reasonable inquiry of station managers and other employees of the Company or its Subsidiaries having responsibility for the matter at issue; in the case of an individual, means the actual knowledge of such individual; in the case of a partnership, means the actual knowledge of the managing general partner of such partnership; and in the case of a limited liability company, means the actual knowledge of the manager.

     "LIABILITY" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "LICENSES" means all FCC and other governmental licenses, franchises, approvals, certificates, authorizations and rights of the Sellers and the Company with respect to the operations of the Stations and all applications therefor, together with any renewals, extension or modifications thereof and additions thereto.

     "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, assets or operations of the Company and its Subsidiaries, taken as a whole.

     "MAY COMMUNICATIONS" means May Communications, Inc., a Delaware corporation and wholly owned subsidiary of May Holding.

     "MAY HOLDING CORPORATION" means May Holding Corporation, a Delaware corporation.

     "MOST RECENT BALANCE SHEET" means the balance sheet of the Company as of the Most Recent Fiscal Year End.

     "MOST RECENT FISCAL YEAR END" has the meaning set forth in Section 4(d) above.

     "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Sec. 3(37).

     "NET WORKING CAPITAL" means the current assets of the Company and its Subsidiaries, on a consolidated basis (including without limitation cash and accounts receivable), as of the Closing Date minus the liabilities for accounts payable of the

Company and its Subsidiaries, on a consolidated basis, as of the Closing Date (excluding any amounts owed to FINOVA or other indebtedness paid by Buyer at Closing as part of the Purchase Price as provided in Schedule A to this Agreement), in each case, as determined in accordance with GAAP.

     "NONCOMPETITION AGREEMENT" has the meaning set forth in Section 1(f) above.

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "PARTY" has the meaning set forth in the preface above.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "PROCESS AGENT" has the meaning set forth in Section 11(p) below.

     "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

     "PURCHASE PRICE" has the meaning set forth in Section 1(b) above.

     "REPORTABLE EVENT" has the meaning set forth in ERISA Sec. 4043.

     "RETAINAGE DEPOSIT" has the meaning set forth in Section 1(b) above.

     "RETAINAGE AGENT" means Chase Manhattan Bank.

     "RETAINAGE AGREEMENT" has the meaning set forth in Section 1 above.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) liens for Taxes not yet due and payable; (b) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation; and (c) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "SELLERS" has the meaning set forth in the preface above.

     "STATIONS" means the radio broadcast stations having the call letters KBFM-FM (licensed to Edinburg, TX); KTEX-FM (licensed to Brownsville, TX); WBLX-FM (licensed to Mobile, AL); WDLT-FM (licensed to Chicksaw, AL); and WDLT-AM (licensed to Fairhope, AL).

     "SUBSIDIARY" means any corporation with respect to which the Company has the power to vote or direct the voting of sufficient securities to elect a majority of the directors, and any Subsidiaries of a Subsidiary.

     "SURVEY" has the meaning set forth in Section 5(j) above.

     "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "TRANSFER APPLICATION" has the meaning set forth in Section 5(b) above.

     10.  TERMINATION.

          (A) TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

               (I) the Buyer and the Stockholder Representative, as agent for the Sellers, may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (II) the Buyer may terminate this Agreement by giving written notice to the Stockholder Representative, as agent for the Sellers, at any time prior to the Closing in the event the Sellers are in breach, and the Stockholder Representative, as agent for the Sellers, may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing in the event the Buyer is in breach, of any material representation, warranty, or covenant contained in this Agreement in any material respect in each case if such breach remains uncured for twenty (20) days after notice of breach is received from the other party;

               (III) the Buyer may terminate this Agreement by giving written notice to the Stockholder Representative, as agent for the Sellers, at any time prior to the Closing if the Closing shall not have occurred on or before February 29, 2000;

               (IV) the Stockholder Representative, as agent for the Sellers, may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing if the Closing shall not have occurred on or before February 29, 2000; or

               (V) the Buyer or the Stockholder Representative, as agent for the Sellers, may terminate this Agreement if any Transfer Application is denied by Final Order.

               (VI) the Buyer may terminate this Agreement if and as provided in Section 5(r) or Section 5(u).

          (B) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 10(a) above, all obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

     11.  STOCKHOLDER REPRESENTATIVE.

          (A) APPOINTMENT OF STOCKHOLDER REPRESENTATIVE. The Sellers hereby irrevocably make, constitute and appoint M&F as their agent and attorney-in-fact (the "Stockholder Representative"), with full power and authority to fulfill the role of Stockholder Representative hereunder.

          (B) POWERS INCLUDED. Each Seller hereby makes, constitutes and appoints the Stockholder Representative such Seller's true and lawful attorney in fact and agent, for such Seller and in such Seller's name, as effectively as such Seller could act for himself or itself, with full power of substitution in the premises, to take all actions which under this Agreement are to be taken by the Sellers, including without limitation, (a) to take all action necessary or desirable in connection with the waiver of any condition to the obligations of the Sellers to consummate the transactions contemplated by this Agreement, (b) to enter into the Earnest Money Escrow Agreement and the Retainage Agreement on behalf of each Seller and take any and all actions which may be taken thereunder, (c) to give and receive all notices and communications to be given or received under this Agreement, and (d) to direct the payment from the Retainage Deposit, defend, settle or compromise, and make all other decisions relating to, any claim made by the Buyer pursuant to Section 8. The death or incapacity of any Seller shall not terminate the agency and power of attorney granted hereby to the Stockholder Representative. Such agency and power of attorney is irrevocable and coupled with an interest, and the provisions of this Section 11 are independent and severable and shall be enforceable notwithstanding any rights or remedies that any Seller may have in connection with, or in any way arising out of, the transactions contemplated by this Agreement.

          (C) DECISIONS CONCLUSIVE. All actions, decisions and instruction of the Stockholder Representative shall be conclusive and binding upon all of the Sellers and no Seller shall have any cause of action against the Stockholder Representative for any action taken or not taken by the Stockholder Representative in its role as such, except for any action or omission taken or made fraudulently or in bad faith with respect to such Seller.

          (D) FEES AND EXPENSES. All reasonable out-of-pocket fees and expenses incurred by the Stockholder Representative in connection with its performing such function shall be paid by the Sellers in proportion to such Seller's share of the Consideration, and may be deducted by the Stockholder Representative from any amounts otherwise payable to any Seller hereunder.

     12.  MISCELLANEOUS.

          (A) SURVIVAL. All of the representations, warranties, and covenants of the Parties contained in this Agreement shall survive the Closing hereunder as and to the extent provided in Section 8(a).

          (B) PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case, except as to public notices required by FCC rules, the disclosing Party will advise the other Party prior to making the disclosure).

          (C) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

          (D) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof, except that the Confidentiality Agreement dated May 6, 1999, by and between the Company and the Buyer shall remain in full force and effect.

          (E) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party, provided that the Buyer may assign all right, title and interest in, to and under this Agreement to one or more Affiliates of Buyer.

          (F) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (G) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (H) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Sellers:    Philip J. Giordano
                           Calendar Broadcasting, Inc.
                           One Independence Plaza
                           280 Highway 35
                           Middletown, New Jersey 07701
                           P: (732) 758-8900
                           F: (732) 758-9882

            Copy to:       Murphy & Partners
                           45 Rockefeller Plaza
                           Suite 601
                           New York, NY 10111
                           Attn: John J. Murphy, Jr.
                           P: (212) 332-2929
                           F: (212) 332-2920

                           Reed Smith Shaw & McClay
                           1301 K Street, N.W.
                           Suite 110-East Tower
                           Washington, D.C.  20005
                           Attn:  Robert Hill, Esq.
                           P: (202) 414-9402
                           F: (202) 414-9299

                           Nassau Capital Partners L.P.
                           NAS Partners I L.L.C.
                           c/o  Nassau Capital, L.L.C.
                           22 Chambers Street
                           Princeton, NJ 08542
                           Attn:  Mr. William Stewart

                           Kevin C. Whitman
                           Whitman Development Corporation
                           One Sansome Street, Suite 2100
                           San Francisco, CA 944104

         If to the Buyer:  Cumulus Media Inc.
                           111 E. Kilbourn Ave., Suite. 2700
                           Milwaukee, WI  53202
                           Attn: Terrence J. Leahy
                           P: (414) 615-2800
                           F: (414) 615-2880

                  Copy to: Cumulus Broadcasting, Inc.
                           875 N. Michigan Avenue
                           Chicago, IL  60611
                           Attn:  Richard J. Bonick
                           P: (312) 867-0091
                           F: (312) 867-0098

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth. The Stockholder's Representative may give any notice, request, demand, claim or other communication hereunder on behalf of the Sellers.

          (I) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

          (J) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (K) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          (L) EXPENSES. The Buyer and the Sellers, will each bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, other than as set forth in Section 5(b) with regard to the Transfer Application or as otherwise expressly provided herein. The Sellers will pay all transfer taxes and other recording or similar fees necessary to vest title to the Company Shares in the Buyer. Any fees or expenses payable by the Sellers may be paid by the Company so long as such payment is reflected in the Net Working Capital as of Closing.

          (M) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

          (N) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          (O) TIME IS OF THE ESSENCE. The Buyer and Sellers agree that time is of the essence in the performance of each and every obligation of the Parties under this Agreement.

















                              SIGNATURES TO FOLLOW

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

                           CUMULUS MEDIA INC.


                           By: /s/ Richard W. Weening
                              ------------------------------------------------
                           Title: Executive Chairman
                                 ---------------------------------------------
                                             "Buyer"

                           M&F CALENDAR HOLDINGS, L.P.

                           By: /s/ John Murphy
                           ---------------------------------------------------
                           Title:

                            /s/ Kevin C. Whitman
                           ---------------------------------------------------
                           Kevin C. Whitman

                           NASSAU CAPITAL PARTNERS L.P.

                           By: /s/ Randall Hack
                           ---------------------------------------------------
                           Title:

                           NAS PARTNERS I L.L.C.

                           By: /s/ Randall Hack
                           ---------------------------------------------------
                           Title:

                            /s/ Phillip J. Giordano
                           ---------------------------------------------------
                           Phillip J. Giordano

                                             "Sellers"

                                   SCHEDULE A

     PURCHASE PRICE. The Buyer agrees to pay to the Sellers, as the purchase price for the Company Shares and the Holding Companies Shares, the amount of Thirty Six Million and 00/100 Dollars ($36,000,000), subject to the adjustments set forth below (the "Purchase Price"), payable as follows:

          (i) on the Closing Date, the Buyer shall deposit with the Retainage Agent the amount of One Million Eight Hundred Thousand and no/100 Dollars ($1,800,000.00) (the "Retainage Deposit") in cash by wire transfer of immediately available funds, which shall be placed in an interest-bearing account and (x) one-half of which shall be released to Sellers on the first anniversary of the Closing Date, except to the extent that, as of such date, Buyer has submitted notices of claims for indemnification under Section 8 of this Agreement which aggregate more than Nine Hundred Thousand and 00/100 Dollars ($900,000) above the threshold for indemnification and which then remain unresolved, and (y) the remainder of which shall be released to Sellers on the second anniversary of the Closing Date, except to the extent that, as of such date, Buyer has submitted notices of claims for indemnification under Section 8 of this Agreement above the threshold for indemnification, which then remain unresolved, all as set forth in greater detail in the Retainage Agreement; and

          (ii) on the Closing Date, the Buyer shall pay to the Sellers in cash by wire transfer of immediately available funds to such accounts as may be designated by Sellers the amount of Thirty Four Million Two Hundred Thousand and no/100 Dollars ($34,200,000.00), less the amount by which One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000) exceeds the Net Working Capital or plus the amount by which the Net Working Capital exceeds One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000), as applicable, and less all amounts owed by the Company and its Subsidiaries to FINOVA or other lenders as of the Closing Date (excluding inter-company indebtedness), which Buyer shall pay to FINOVA or other lenders, as appropriate, in full simultaneously with the Closing.




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